As filed with the Securities and Exchange Commission on January 30, 1998.

                                               Registration No. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              THE EASTERN COMPANY
            (Exact name of registrant as specified in its charter)


      Connecticut                                        06-0330020
(State or other jurisdiction                          (I.R.S. employer
of incorporation or organization)                    identification number)

112 Bridge Street, Naugatuck, Connecticut                  06770
(Address of principal executive offices)                (Zip code)


             THE EASTERN COMPANY 1997 DIRECTORS STOCK OPTION PLAN
                           (Full title of the plan)

                            John V. Galiette, Esq.
                             Reid and Riege, P.C.
                               One State Street
                       Hartford, Connecticut 06103-3185
                                (860) 240-1009
           (Name, address, including zip code, and telephone number,
                  including area code of agents for service)

                        CALCULATION OF REGISTRATION FEE

Title of                       Proposed            Proposed maximum
securities    Amount           maximum offering    aggregate       Amount of
to be         to be            price               offering        registration
registered    registered (1)   per share (1)(2)    price (1)       fee (2)

Common stock   150,000        $14.875 for 90,000   $2,561,250      $776.14
                              $20.375 for 60,000

      (1) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, these amounts have been computed on the basis of the exercise price of options, where known, and where such exercise price is not known, on the basis of the average of the bid and ask prices of the Registrant's Common Stock as traded on the American Stock Exchange.

      (2) The registration fee equals one thirty-third of one percent of the sum of: (a) $1,338,750, which is the aggregate exercise price of 90,000 options granted at an exercise price of $14.875 per share; plus (b) $1,222,500, which is $20.375, the average of the high and low prices of the Registrant's Common

      Stock on January 27, 1998, multiplied by 60,000, a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be issued under options to be granted pursuant to the Plan.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents which have been filed by The Eastern Company, a Connecticut corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

            (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1997, June 28, 1997 and September 27, 1997.

            (c) The description of the Registrant's Common Stock contained on pages 17 and 18 of the Registrant's Form S-8, Registration No. 33-29452, relating to The Eastern Company Incentive Stock Option Plan and The Eastern Company 1989 Executive Stock Incentive Plan filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any amendments updating such description filed with the Commission.

            (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments updating such description filed with the Commission.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      The consolidated financial statements of The Eastern Company incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon which is also incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

      The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Registrant by Reid and Riege, P.C., Hartford, Connecticut.

Item 6.     Indemnification of Directors and Officers.

      Section 33-770 et seq. of the Connecticut  General  Statutes  provides for
permissive   indemnification,   mandatory   indemnification   and  court-ordered
indemnification of directors.

      (A) A corporation may indemnify a director against liability incurred in a pending, threatened or completed action, suit or proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

      A corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible because the director has met the applicable standard of conduct. This determination must be made either: (1) by a majority vote of the members of the board of directors who are not parties to the proceeding; or (2) if a quorum cannot be obtained, by a majority vote of a committee which is composed of two or more directors who are not parties to the proceeding and which is designated by vote of the directors who are not parties to the proceeding; or (3) by special legal counsel selected by the directors or a committee of directors who are not parties to the proceeding (or by the full board if a quorum of directors not involved in the proceeding cannot be obtained); or (4) by vote of the shareholders (although shares owned by directors who are parties to the proceeding cannot vote).

      Notwithstanding the above, however, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation if the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred by the director in connection with the proceeding. A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification;
(2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct; and (3) the corporation determines that the facts then known do not preclude indemnification.

      (B) Unless limited by its article of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by him in connection with the proceeding.

      (C) Unless a corporation's articles of incorporation provide otherwise, a court may order a corporation to indemnify a director if the director applies to the court for indemnification and the court determines that: (1) the director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation. However, if he was adjudged liable to the corporation, his indemnification will be limited to only the reasonable expenses incurred.

      The rules which apply above relating to the indemnification of directors also apply to officers who are not directors of the corporation. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

      Article Tenth of the Registrant's certificate of incorporation and Section 33-636(b)(4) of the Connecticut General Statutes limit the personal liability of the Registrant's directors to the Registrant or its shareholders for monetary damages for any failure on the part of the directors to exercise the requisite degree of care in fulfilling their duties and responsibilities in their capacity as directors. However, the protection does not extend to acts or omissions of the directors that involve a knowing and culpable violation of law, enable the director or an associate to receive an improper personal economic gain, show a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, constitute a sustained and unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation, or involve unlawful distributions to the director.

      The  Registrant's   by-laws  also  require  the   indemnification  of  the
Registrant's directors and officers. Article VII, Section 7 of the by-laws provides that each director and officer of the Registrant will be indemnified against losses incurred by him with respect to any action, suit or proceeding to which he is made a party by reason of his being a director or officer, unless he is adjudged in such action, suit or proceeding to be liable for his own misconduct in the performance of his duty as such director or officer. This right of indemnification is in addition to any other such rights to which the director or officer may, as a matter of law, be entitled.

      The Registrant has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Registrant against certain damages and expenses because of certain claims made against them which are caused by their negligent act, error or omission.

Item 7.     Exemption from Registration Claimed.

            Not applicable.


Item 8.     Exhibits.

      The following exhibits are filed as part of this Registration Statement:

      4(a)        The Eastern Company 1997 Directors Stock Option Plan

      4(b) The Registrant's restated certificate of incorporation dated August 14, 1991, and the Registrant's amended and restated By-laws dated February 13, 1991, are incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991 and the Registrant's Form 8-K filed on February 13, 1991.

      4(c) Letter to all shareholders of the Registrant dated September 16, 1991 describing the Registrant's redemption of shareholder purchase rights dated August 29, 1986 and the issuance of a new purchase rights dividend distribution, and the "Summary of Rights to Purchase Common Stock" as enclosed with said letter, are incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991.

      4(d) Rights Agreement entered into between the Registrant and The First National Bank of Boston, dated September 16, 1991, incorporated by reference in the Registrant's Form 8-K filed on September 16, 1991.

      4(e) First Amendment dated November 11, 1992 to the Rights Agreement dated as of September 16, 1991 between the Registrant and The First National Bank of Boston, incorporated by reference in the Registrant's Form 10-K for the fiscal year ended January 2, 1993.

      5 Opinion of Reid and Riege, P.C. as to the legality of the securities being registered.

      23(a) Consent of Reid and Riege, P.C. (Reference is made to the Opinion of Reid and Riege, P.C. filed as Exhibit 5.)

      23(b)       Consent of Independent Auditors.

      24 Power of Attorney (included in signature page to this Registration Statement).

      99(1)       Resale  S-3-type   prospectus  filed  with  this  Registration
                  Statement on Form S-8 in accordance with General Instruction C of Form S-8.

      99(2) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996 is incorporated herein by reference.

      99(3) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1997, June 28, 1997 and September 27, 1997 are incorporated herein by reference.

      99(4) Notice of the 1997 Annual Meeting of Shareholders and Proxy Statement of the Registrant dated February 28, 1997 are incorporated herein by reference.

Item 9.     Undertakings.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)  To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck, State of Connecticut, on the 30th day of January, 1998.

                                    THE EASTERN COMPANY


                                    By /s/ Leonard F. Leganza
                                      Leonard F. Leganza
                                      (President and Chief
                                      Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant does hereby appoint Leonard F. Leganza and Donald E. Whitmore, Jr., and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant any and all amendments to said Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and to all intents and purposes, as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          Signature                Title                    Date


                                   President and
 /s/ Leonard F. Leganza            Director (Chief          January 30, 1998
Leonard F. Leganza                 Executive Officer)


                                   Executive Vice
 /s/ Donald E. Whitmore, Jr.       President, Chief         January 30, 1998
Donald E. Whitmore, Jr.            Financial Officer
                                   and Director

 /s/ John W. Everets               Director                  January 30, 1998
John W. Everets


 /s/ Charles W. Henry              Director                  January 30, 1998
Charles W. Henry


 /s/ Russell G. McMillen           Director                  January 30, 1998
Russell G. McMillen


 /s/ David C. Robinson             Director                  January 30, 1998
David C. Robinson


 /s/ Donald S. Tuttle, III         Director                  January 30, 1998
Donald S. Tuttle, III


                                   Treasurer and
 /s/ John Sullivan                 Corporate Controller      January 30, 1998
John Sullivan

               The Plan. Pursuant to the requirements of the Securities Act of 1933, the person who administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck and State of Connecticut on the 30th day of January, 1998.

                                             THE EASTERN COMPANY 1997
                                             DIRECTORS STOCK OPTION PLAN

                                             By THE EASTERN COMPANY


                                                By /s/ Leonard F. Leganza

                                                   Leonard F. Leganza
                                                   Its President and Chief
                                                   Executive Officer



















                                                   EXHIBIT 4(a)

                             THE EASTERN COMPANY
                       1997 DIRECTORS STOCK OPTION PLAN


   1. Purpose. The purpose of this Plan is to promote the interests of The Eastern Company and its shareholders by providing a method whereby non-employee directors of the Company may become owners of the Company's common stock by the exercise of Non-qualified Stock Options, thereby encouraging qualified individuals to become members of the Board of Directors of the Company.


   2.    Definitions.      As used herein, the following terms
shall have the following meanings:

   (a) Award shall mean the grant of a Non-qualified Stock Option as authorized by Section 4.

   (b) Award Agreement shall mean an agreement described in Section 7 of the Plan which is entered into between the Company and a Non-employee Director and which sets forth the terms, conditions and limitations applicable to an Award granted hereunder.

   (c)   Board shall mean the board of directors of The
Eastern Company.

   (d) Code shall mean the Internal Revenue Code of 1986, as amended.

   (e) Committee shall mean the Incentive Compensation Committee of the Board or any successor committee with substantially the same responsibilities.

   (f) Company shall mean The Eastern Company and each "parent or subsidiary corporation" of The Eastern Company (as those terms are defined in Section 424 of the Code).

   (g) Eastern Common Stock shall mean the common stock, no par value, of The Eastern Company.

   (h) Non-employee Director shall mean a director of The Eastern Company who is not an employee of the Company.

   (i) Non-qualified Stock Option shall mean the right to purchase a specified number of shares of Eastern Common Stock at a specified price during a specified period of time which is granted pursuant to the terms of the Plan and which does not comply with all of the requirements for incentive stock options set forth in
Section 422 of the Code.


   3. Administration. In order to administer the issuance of Awards to Non-employee Directors pursuant to the Plan, there shall be a Committee which is appointed by the Board and which consists of not less than three non-employee directors of the Company (as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission, as it may be amended from time to time). Subject to the express provisions of the Plan, the Committee shall select the Non- employee Directors to be granted Awards, shall determine the time or times when each Award will be granted, shall determine the number of shares subject to each Award, shall determine the exercise price of the Non-qualified Stock Options, shall determine the time or times within which the Non-qualified Stock Options may be exercised, and shall determine the form and content of the Award Agreements (including, but not limited to, such terms, conditions and limitations as the Committee may deem to be necessary or desirable).

   The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions of the Plan and administer the issuance of Awards to Non- employee Directors under the Plan. All decisions of the Committee hereunder shall be either by the affirmative vote of a majority of the members of the Committee at a meeting called for such purpose or by a writing signed by all of the members of the Committee. Subject to any applicable provisions of the Company's bylaws, all such decisions shall be final and binding on all persons including the Company, its shareholders, employees and optionees.


   4. Eligibility. Non-employee Directors shall be eligible to participate in the Plan and receive Awards of Non-qualified Stock Options, as selected by the Committee in its sole discretion. More than one Award may be granted to the same Non-employee Director.


   5. Shares Subject to the Plan. The shares subject to the Awards granted under this Plan shall be authorized but unissued shares, or treasury shares, of Eastern Common Stock. The total amount of Eastern Common Stock which may be issued under Awards granted under this Plan shall not exceed in the aggregate 150,000 shares. Moreover, in no event may Non-qualified Stock Options authorize the issuance of more than five percent (5%) of the outstanding shares of Eastern Common Stock in any one year.

   If an Award lapses, expires, terminates, ceases to be exercisable or is forfeited in whole or in part, or if any stock acquired pursuant to any Award is reacquired by the Company without the payment of consideration, the shares subject to but not issued under such Award or so reacquired shall be available for the grant of other Awards.


   6.    Awards.

   (a) The purchase price of the shares subject to each Non-qualified Stock Option granted to a Non-employee

Director shall be established by the Committee at the time of the grant of the Non-qualified Stock Option.

   (b) The term of a Non-qualified Stock Option granted to a Non-employee Director shall expire ten years and one month from the date it is granted.

   (c) Each Non-qualified Stock Option granted to a Non- employee Director under this Plan may be exercised only during the continuation of the optionee's service as a Non- employee Director, except as provided in Section 6(d) hereof. A Non-qualified Stock Option granted to a Non- employee Director may be exercised in whole at any time, or in part from time to time, during its term.

   (d) Any Non-qualified Stock Option granted to a Non- employee Director, the period of which has not theretofore expired, shall terminate at the time of the death of the optionee, or at the time of the termination of his service as a member of the Board, and no shares may thereafter be issued pursuant to such Non-qualified Stock Option; provided, however, that, subject to the condition that no Non-qualified Stock Option granted to a Non-employee Director may be exercised in whole or in part after ten years and one month from the date it is granted:

         (i) upon such a termination of service as a director (other than by death), the optionee may, within three months after the date of such termination, exercise such Non-qualified Stock Option in whole or in part; provided, however, that: (A) if such termination is due to disability, such three month period shall be extended to one year; and (ii) if an optionee terminates service as a director at or after attaining age sixty-five (65), such three month period shall be extended to one year; and
         (ii) upon the death of any optionee either prior to such a termination of service as a director, or within the three month or one year period referred to in (i) above, such optionee's estate or the person or persons to whom such optionee's rights under the Non-qualified Stock Option are transferred by will or the laws of descent and distribution may, within one year after the date of such optionee's death, exercise such Non-qualified Stock Option in whole or in part.

   (e) The purchase price of each share shall, at the time of exercise of any Non-qualified Stock Option, be paid in full in cash, or with previously acquired shares of Eastern Common Stock having an aggregate fair market value at such time equal to the purchase price, or in cash and such shares.

   (f) Upon the exercise of a Non-qualified Stock Option, a certificate or certificates representing the shares of Eastern Common Stock so purchased shall be delivered to the person entitled thereto.

   (g) An optionee shall have no rights as a shareholder with respect to shares subject to his Non-qualified Stock Option until such shares are issued to him and are fully paid, and no adjustment will be made for dividends or other rights for which the record date is prior thereto.

   (h) Each Non-qualified Stock Option granted to a Non- employee Director under this Plan shall by its terms be non-transferable by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, be exercisable only by him.


   7. Award Agreements. Each Award granted under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Eastern Common Stock subject to the Award, and such other terms and conditions applicable to the Award as are required by or are consistent with the terms of the Plan. By acceptance of an Award, each Non-employee Director thereby agrees to such terms and conditions and to the terms of this Plan pertaining thereto.


   8. Term of Plan. This Plan shall terminate ten years after the date of its adoption by the Board, or upon any earlier termination date established by action of the Board, and no Awards shall be granted thereafter. Such termination shall not affect the validity of any Awards then outstanding.

   9.  Exercise of Awards.

   (a) The exercise of any Award shall be by written notice to the Committee which shall contain the following statement:

         "By virtue of my position with The Eastern Company, I have access to the kind of financial and other information about The Eastern Company as would be contained in a registration statement filed under the Securities Act of 1933."

   (b) In the absence of an effective registration statement under the Securities Act of 1933, as amended, (the "Act") at the time of the grant of an Award, each Non- employee Director, by accepting the Award, represents and agrees for himself, his estate and his transferees by will or under the laws of descent and distribution that all shares of stock acquired pursuant thereto shall be acquired for investment and not with a view to further distribution or for purposes of resale. Exercise of any Award shall be by written notice which, in the absence of an effective registration statement under the Act, shall contain a statement in substantially the following form:

         "I am acquiring these shares for my own account for investment and not with a view toward distribution in a manner which would require registration under the Securities Act of 1933, and I do not presently have any reason to anticipate any change in my circumstances or other particular occasion or fact which would cause me to sell the shares being acquired. I agree that the certificates representing these shares, in the absence of such an effective registration statement, may be marked with a legend reading as follows:

         'The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to The Eastern Company that registration is not required under said Act.'"

   To the extent required by the securities laws, all shares acquired pursuant to any Award shall be marked with the foregoing legend.


   10.  Adjustment of Shares Subject to Award and Exercise Price.

   (a) Subject to any required action by the Company's shareholders, the number of shares of Eastern Common Stock subject to each outstanding Award, and the exercise price per share thereof in each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Eastern Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on such common stock) or any other increase or decrease in the number of such shares effected without receipt of full consideration by the Company.

   (b) Subject to any required action by the Company's shareholders, the aggregate number of shares of Eastern Common Stock subject to this Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Eastern Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on such common stock) or any other increase or decrease in the number of such shares effected without receipt of full consideration by the Company.

   (c) Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any reorganization or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of shares of Eastern Common Stock subject to the Award would have been entitled as a result of such reorganization or consolidation.

   (d) In the event of a change in Eastern Common Stock, as presently constituted, which is limited to a change of all of its authorized shares into the same number of shares with par value or with a different par value or without par value, the shares resulting from any such change shall be deemed to be the common stock subject to the Plan.

   (e) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board whose determination in that respect, including any determination of the value of consideration received for shares, shall be final, binding and conclusive.


   11. Amendments and Discontinuance. The Board may amend, suspend or discontinue the Plan at any time and in any manner.


   12. Continuance of Service as a Non-employee Director. Neither the Plan nor the granting of any Award hereunder shall impose any obligation to retain any Non-employee Director as a member of the Board.

   13. Tax Withholding. The Company shall have the power to withhold, or require an optionee to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements on any Award granted under the Plan. To the extent permissible under applicable tax, securities and other laws, the Company may, in its sole discretion, permit the Non-employee Director to satisfy a tax withholding requirement by directing the Company to apply shares of Eastern Common Stock to which he is entitled as a result of the exercise of a Non-qualified Stock Option.


   14.   Limits of Liability.

   (a) Any liability of the Company to any Non-employee Director with respect to an Award shall be based solely upon the contractual obligations created by the Plan and the Award Agreement.

   (b) Neither the Company, nor any member of the Board or the Committee, nor any other person participating in the determination of any question under the Plan or the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith, under the Plan.


   15. Governing Law. The Plan, and all Award Agreements hereunder, shall be construed in accordance with the laws of the State of Connecticut.


   16. Effective Date. The Plan shall be effective as of September 17, 1997, the date of its approval by the Incentive Compensation Committee of the Board.

John V. Galiette
(860) 240-1009

                                                   EXHIBIT 5

                                       January 30, 1998

Board of Directors
The Eastern Company
112 Bridge Street
P.O. Box 460
Naugatuck, CT  06770

   Re: Issuance of Shares of The Eastern Company Common Stock Pursuant to The Eastern Company 1997 Directors Stock Option Plan

Dear Sirs:

   As counsel for The Eastern Company, a Connecticut corporation (the "Company"), we have participated with the Company and its officers in the preparation for filing with the Securities and Exchange Commission ("SEC") of the Registration Statement on Form S-8 (the "Registration Statement") covering certain shares of common stock, no par value per share, of the Company (the "Shares"). The Shares will be issued pursuant to The Eastern Company 1997 Directors Stock Option Plan (the "Plan") upon the exercise of certain stock options to be granted under the Plan.

   In connection with the filing of the Registration Statement, we have been asked to give our opinion, in our capacity as counsel for the Company, as to the legality of the Shares being registered, indicating whether the Shares, when acquired by the holders of options granted under the Plan, will be legally issued, fully paid and non-assessable.

   In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law, and have discussed with the officers of the Company such questions of fact, as we have deemed necessary or appropriate. In rendering this opinion, we have relied upon certificates and statements of officers and directors of the Company as to factual matters, and we have assumed the genuineness of all documents submitted as copies.

   Relying on the matters stated above, and based upon and subject to the foregoing, we are of the opinion that the Shares, when acquired by the holders of options granted under the Plan, will be legally issued, fully paid and non-assessable.

   We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                       Very truly yours, REID and RIEGE, P.C.


                                       /s/ John V. Galiette
                                       John V. Galiette

JVG/hs

                                                   EXHIBIT 23(b)


                       Consent of Independent Auditors


   We consent to the reference to our firm under the captions "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) and "Experts" in the related Prospectus and Reoffer Prospectus, all pertaining to The Eastern Company 1997 Directors Stock Option Plan, and to the incorporation by reference in the aforementioned Registration Statement of our report dated January 31, 1997, with respect to the consolidated financial statements of The Eastern Company included in its Annual Report (Form 10-K) for the year ended December 28, 1996, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
                                       ERNST & YOUNG LLP


Hartford, Connecticut
January 30, 1998

                                                                 EXHIBIT 99(1)

REOFFER PROSPECTUS

                             THE EASTERN COMPANY

                                 Common Stock

                            No Par Value Per Share


   This prospectus (the "Prospectus") relates to certain shares of common stock, no par value per share, of The Eastern Company (the "Common Stock"), which may be issued upon the exercise of stock options granted under The Eastern Company 1997 Directors Stock Option Plan (the "Plan"). The Eastern Company (the "Company") will receive no part of the proceeds from the sales of Common Stock to be made on behalf of the Selling Shareholders. (See "Selling Shareholders" herein for information concerning the several Selling Shareholders).

   The Company's Common Stock is listed on the American Stock Exchange. On January 27, 1998, the reported closing price per share of the Common Stock was $20.375.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                             THE EASTERN COMPANY
                              112 BRIDGE STREET
                                 P.O. BOX 460
                         NAUGATUCK, CONNECTICUT 06770
                                (203) 729-2255



   The date of this Prospectus is January 30, 1998.

                            AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices in New York (Seven World Trade Center, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60061), and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information is also available from the SEC over the Internet at http://www.sec.gov.

   The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy and information statements, in addition to other information concerning the Company, can be inspected at the American Stock Exchange.

   This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the SEC under the Securities Act of 1933 (the "1933 Act") and to which reference is hereby made.

   A copy of any document or part thereof which is incorporated into the Registration Statement by reference shall be provided without charge to each person to whom a Prospectus is delivered upon the written or oral request of such person. Such requests for information should be directed to The Eastern Company, c/o Corporate Secretary, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770, telephone (203) 729-2255.

   The Company intends to distribute to its shareholders annual reports containing financial statements which have been audited by its independent auditors and quarterly reports containing unaudited financial information for the first three quarters of each year.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.


      THE COMPANY

      The Eastern Company is a diversified manufacturer of locks and other proprietary metal products, serving the security, underground mining, specialty castings; and transportation and industrial hardware markets. It has its corporate headquarters at 112 Bridge Street, Naugatuck, Connecticut 06770 and its telephone number is (203) 729-2255.

      Additional information concerning the Company is set forth in its most recent Annual Report on Form 10-K, copies of which will be furnished, upon request, to non-employee members of the Company's Board of Directors who are determined to be eligible to participate in the Plan.


                             SELLING SHAREHOLDERS

      The following tables set forth information as of January 28, 1998 with respect to those Selling Shareholders who have acquired or may acquire shares of the Company's Common Stock under the Plan.

      To the best of the Company's knowledge, there is no understanding between any of the Selling Shareholders and any securities broker or dealer with respect to the sale of shares of Common Stock to which this Prospectus relates.

      All expenses (excluding commissions) in connection with the offering of the shares being offered by this Prospectus will be paid by the Company. Such expenses (excluding commissions but including registration fees, transfer agent fees, printing costs and legal and accounting fees) are not expected to exceed $5,000.00.

                                                Restricted
                                                Stock and
                                                Shares of         Shares of
                              Shares of         Common Stock      Common
                              Common Stock      Issuable Under    Stock
Name, Address                 Beneficially      Outstanding       Offered By
and Positions                 Held as of        Options as of     This
with the Company               1/28/98(1)        1/28/98          Prospectus

Leonard F. Leganza                3,710            56,250           59,960
62 Tunxis Village
Farmington, CT  06032
(President, Chief
Executive Officer
and Director)

Donald E. Whitmore, Jr.          25,736            17,500           43,236
99 Deerbrooke Circle
Southington, CT  06489
(Executive Vice President,
Chief Financial Officer
and Director)

John W. Everets                  12,154            15,000           27,154
72 Chestnut Street
Boston, MA  02108
(Director)

Charles W. Henry                  5,815            26,250           32,065
Ash Swamp Road
Woodbury, CT  06798
(Director)

Russell G. McMillen             109,574            15,000          124,574
96 Crest Road
Middlebury, CT 06762
(Director)

David C. Robinson                18,018            20,250           38,268
211 North Shore Road
New Preston, CT  06777-1123
(Director)

Donald S. Tuttle, III             5,259            24,050           29,309
775 South Street
Middlebury, CT 06762
(Director)


(1) Shareholdings include, in certain cases, shares owned by or in trust for spouses and/or children (in which case all beneficial interest has been disclaimed).

                     DESCRIPTION OF COMPANY COMMON STOCK

      Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled: (a) to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (b) in the event of the liquidation, dissolution, or winding-up of the Company, to share pro rata the remaining assets after payment of all debts, obligations, and liabilities. Shareholders have no preemptive subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The Company's certificate of incorporation, as amended and restated, does not provide for cumulative voting. The presently issued and outstanding shares of Common Stock are, and the shares of Common Stock offered hereby by the Company when issued and delivered as contemplated herein, will be, fully paid and non-assessable.


                                   EXPERTS

      The consolidated financial statements of The Eastern Company incorporated by reference in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon which is also incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

      The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by Reid and Riege, P.C., Hartford, Connecticut.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Plan has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein. Reference should be made to the Plan for a full and complete statement of its respective provisions.

      Also incorporated herein by reference are the Company's Annual Report on Form 10-K for the fiscal year ending December 28, 1996, and the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1997, June 28, 1997 and September 27, 1997, and the Company's Proxy Statement dated February 28, 1997, all as filed with the SEC. All documents subsequently filed by the Company with the SEC pursuant to

Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of each such document.

      The Company will provide upon request and without charge to each person to whom this Prospectus is delivered a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated therein by reference). Written requests should be directed to:

                             The Eastern Company
                           c/o Corporate Secretary
                              112 Bridge Street
                                 P.O. Box 460
                         Naugatuck, Connecticut 06770

Telephone requests may be directed to the Corporate Secretary at (203) 729-2255.


                               INDEMNIFICATION

      Section 33-770 et seq. of the Connecticut  General  Statutes  provides for
permissive   indemnification,   mandatory   indemnification   and  court-ordered
indemnification of directors.

      (A) A corporation may indemnify a director against liability incurred in a pending, threatened or completed action, suit or proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

      A corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible because the director has met the applicable standard of conduct. This determination must be made either: (1) by a majority vote of the members of the board of directors who are not parties to the proceeding; or (2) if a quorum cannot be obtained, by a majority vote of a committee which is composed of two or more directors who are not parties to the proceeding and which is designated by vote of the directors who are not parties to the proceeding; or (3) by special legal counsel selected by the directors or a committee of directors who are not parties to the proceeding (or by the full board if a quorum of directors not involved in the proceeding cannot be obtained); or

(4) by vote of the shareholders (although shares owned by directors who are parties to the proceeding cannot vote).

      Notwithstanding the above, however, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation if the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred by the director in connection with the proceeding. A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification;
(2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct; and (3) the corporation determines that the facts then known do not preclude indemnification.

      (B) Unless limited by its article of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by him in connection with the proceeding.

      (C) Unless a corporation's articles of incorporation provide otherwise, a court may order a corporation to indemnify a director if the director applies to the court for indemnification and the court determines that: (1) the director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation. However, if he was adjudged liable to the corporation, his indemnification will be limited to only the reasonable expenses incurred.

      The rules which apply above relating to the indemnification of directors also apply to officers who are not directors of the corporation. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

      Article Tenth of the Company's certificate of incorporation and Section 33-636(b)(4) of the Connecticut General Statutes limit the personal liability of the Company's directors to the Company or its shareholders for monetary damages for any failure on the part of the directors to exercise the requisite degree of care in fulfilling their duties and responsibilities in their capacity as directors. However, the protection does not extend to acts or omissions of the directors that involve a knowing and culpable violation of law, enable the director or an associate to receive an improper personal economic gain, show a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, constitute a sustained and unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation, or involve unlawful distributions to the director.

      The Company's by-laws also require the indemnification of the Company's directors and officers. Article VII, Section 7 of the by-laws provides that each director and officer of the Company will be indemnified against losses incurred by him with respect to any action, suit or proceeding to which he is made a party by reason of his being a director or officer, unless he is adjudged in such action, suit or proceeding to be liable for his own misconduct in the performance of his duty as such director or officer. This right of indemnification is in addition to any other such rights to which the director or officer may, as a matter of law, be entitled.

      The Company has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them which are caused by their negligent act, error or omission.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock which is the subject of this Reoffer Prospectus, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.